Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our reports dated March 31, 2006 (June 20, 2006 as to Note 16) relating to the financial statements of CRC Health Corporation (formerly known as CRC Health Group, Inc.) and January 11, 2006 relating to the financial statements of National Specialty Clinics, Inc. and subsidiaries appearing in the prospectus, which is part of this registration statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

June 20, 2006